April 28, 1995




   Snap-on Incorporated
   10801 Corporate Drive
   Lakeview Office
   Kenosha, Wisconsin  53142

   Ladies and Gentlemen:

             Reference is made to the registration statement on Form S-3 (the "Registration Statement") to be filed by Snap-on Incorporated (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of the Corporation's common stock, $1 par value ("Common Stock"), and related preferred stock purchase rights (the "Rights") which may be issued pursuant to the Franchised Dealer Stock Ownership Plan (the "Plan").

             As Vice President, Secretary and General Counsel of the Corporation, I am familiar with the Corporation's Restated Certificate of Incorporation and By-laws, as amended, and with its affairs. I have examined or caused to be examined (i) the Plan; (ii) a signed copy of the Registration Statement; (iii) resolutions of the Corporation's Board of Directors relating to the authorization of the issuance of shares of Common Stock under the Plan; and (iv) such other proceedings, documents and records as I have deemed necessary or appropriate to enable me to render this opinion.

             Based upon the foregoing, it is my opinion that:

             1. The Corporation is a corporation validly existing and in good standing under the laws of the State of Delaware.

             2. The Common Stock when issued by the Company in the manner and for the consideration contemplated under the Plan will be validly issued, fully paid and nonassessable.

             3. The Rights to be issued with the Common Stock have been duly and validly authorized by all corporate action.

             I consent to the use of this opinion as Exhibit 5 to the Registration Statement, and I further consent to the use of my name in the Registration Statement. In giving this consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,


                                      Susan F. Marrinan
                                      Vice President, Secretary
                                        and General Counsel